AGREEMENT AND PLAN OF REORGANIZATION OF FLORIDA MUNICIPAL INCOME

THIS AGREEMENT AND PLAN OF REORGANIZATION (the Agreement) is made as of July 23, 2007, by and between Fidelity Court Street Trust, a Massachusetts business trust, on behalf of its series Fidelity Florida Municipal Income Fund (Florida Municipal Income), and Fidelity Municipal Trust, a Massachusetts business trust, on behalf of its series Fidelity Municipal Income Fund (Fidelity Municipal Income). Fidelity Court Street Trust and Fidelity Municipal Trust may be referred to herein collectively as the "Trusts" or each individually as a "Trust." The Trusts are duly organized business trusts under the laws of the Commonwealth of Massachusetts with their principal place of business at 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity Municipal Income and Florida Municipal Income may be referred to herein collectively as the "Funds" or each individually as a "Fund."

This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the Code). The reorganization will comprise: (a) the transfer of all of the assets of Florida Municipal Income to Fidelity Municipal Income solely in exchange for shares of beneficial interest of Fidelity Municipal Income (the Fidelity Municipal Income Shares) and the assumption by Fidelity Municipal Income of Florida Municipal Income's liabilities; and (b) the constructive distribution of such shares by Florida Municipal Income pro rata to its shareholders in complete liquidation and termination of Florida Municipal Income, all upon the terms and conditions set forth in this Agreement. The foregoing transactions are referred to herein as the "Reorganization."

In consideration of the mutual promises and subject to the terms and conditions herein, the parties covenant and agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF FLORIDA MUNICIPAL INCOME. Florida Municipal Income represents and warrants to and agrees with Fidelity Municipal Income that:

(a) Florida Municipal Income is a series of Fidelity Court Street Trust, a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;

(b) Fidelity Court Street Trust is an open-end, management investment company duly registered under the Investment Company Act of 1940, as amended (the 1940 Act), and such registration is in full force and effect;

(c) The Prospectus and Statement of Additional Information of Florida Municipal Income dated January 29, 2007, previously furnished to Fidelity Municipal Income, did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) Except as disclosed in writing to Fidelity Municipal Income, there are no material legal, administrative, or other proceedings pending or, to the knowledge of Florida Municipal Income, threatened against Florida Municipal Income which assert liability on the part of Florida Municipal Income. Florida Municipal Income knows of no facts which might reasonably form the basis for the institution of such proceedings, except as otherwise disclosed to Fidelity Municipal Income;

(e) Florida Municipal Income is not, and the execution, delivery, and performance of this Agreement will not result, in violation of any provision of its Amended and Restated Declaration of Trust or By-laws, or, to the knowledge of Florida Municipal Income, of any agreement, indenture, instrument, contract, lease, or other undertaking to which Florida Municipal Income is a party or by which Florida Municipal Income is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which Florida Municipal Income is a party or is bound;

(f) The Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, Financial Highlights, and the Schedule of Investments (including market values) of Florida Municipal Income at November 30, 2006, have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, and have been furnished to Fidelity Municipal Income. Said Statement of Assets and Liabilities and Schedule of Investments fairly present the Fund's financial position as of such date and said Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights fairly reflect its results of operations, changes in financial position, and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles consistently applied;

(g) Florida Municipal Income has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of November 30, 2006 and those incurred in the ordinary course of Florida Municipal Income's business as an investment company since November 30, 2006;

(h) The registration statement (Registration Statement) filed with the Securities and Exchange Commission (Commission) by Fidelity Municipal Trust on Form N-14 relating to the shares of Fidelity Municipal Income issuable hereunder and the proxy statement of Florida Municipal Income included therein (Proxy Statement), on the effective date of the Registration Statement and insofar as they relate to Florida Municipal Income (i) comply in all material respects with the provisions of the Securities Act of 1933, as amended (the 1933 Act), the Securities Exchange Act of 1934, as amended (the 1934 Act), and the 1940 Act, and the rules and regulations thereunder, and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 and on the Closing Date (as defined in Section 6), the prospectus contained in the Registration Statement of which the Proxy Statement is a part (the Prospectus), as amended or supplemented, insofar as it relates to Florida Municipal Income, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(i) All material contracts and commitments of Florida Municipal Income (other than this Agreement) will be terminated without liability to Florida Municipal Income prior to the Closing Date (other than those made in connection with redemptions of shares and the purchase and sale of portfolio securities made in the ordinary course of business);

(j) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Florida Municipal Income of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and state securities or blue sky laws (which term as used herein shall include the District of Columbia and Puerto Rico);

(k) Florida Municipal Income has filed or will file all federal and state tax returns which, to the knowledge of Florida Municipal Income's officers, are required to be filed by Florida Municipal Income and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of Florida Municipal Income's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(l) Florida Municipal Income has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for all prior taxable years and intends to meet such requirements for its current taxable year ending on the Closing Date;

(m) All of the issued and outstanding shares of Florida Municipal Income are, and at the Closing Date will be, duly and validly issued and outstanding and fully paid and nonassessable as a matter of Massachusetts law (except as disclosed in the Fund's Statement of Additional Information), and have been offered for sale and in conformity with all applicable federal securities laws. All of the issued and outstanding shares of Florida Municipal Income will, at the Closing Date, be held by the persons and in the amounts set forth in the list of shareholders submitted to Fidelity Municipal Income in accordance with this Agreement;

(n) As of both the Valuation Time (as defined in Section 4) and the Closing Date, Florida Municipal Income will have the full right, power, and authority to sell, assign, transfer, and deliver its portfolio securities and any other assets of Florida Municipal Income to be transferred to Fidelity Municipal Income pursuant to this Agreement. As of the Closing Date, subject only to the delivery of Florida Municipal Income's portfolio securities and any such other assets as contemplated by this Agreement, Fidelity Municipal Income will acquire Florida Municipal Income's portfolio securities and any such other assets subject to no encumbrances, liens, or security interests (except for those that may arise in the ordinary course and are disclosed to Fidelity Municipal Income) and without any restrictions upon the transfer thereof; and

(o) The execution, delivery, and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary corporate action on the part of Florida Municipal Income, and this Agreement constitutes a valid and binding obligation of Florida Municipal Income enforceable in accordance with its terms, subject to shareholder approval.

2. REPRESENTATIONS AND WARRANTIES OF FIDELITY MUNICIPAL INCOME. Fidelity Municipal Income represents and warrants to and agrees with Florida Municipal Income that:

(a) Fidelity Municipal Income is a series of Fidelity Municipal Trust, a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;

(b) Fidelity Municipal Trust is an open-end, management investment company duly registered under the 1940 Act, and such registration is in full force and effect;

(c) The Prospectus and Statement of Additional Information of Fidelity Municipal Income dated March 1, 2007, previously furnished to Florida Municipal Income, did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) Except as disclosed in writing to Florida Municipal Income, there are no material legal, administrative, or other proceedings pending or, to the knowledge of Fidelity Municipal Income, threatened against Fidelity Municipal Income which assert liability on the part of Fidelity Municipal Income. Fidelity Municipal Income knows of no facts which might reasonably form the basis for the institution of such proceedings, except as otherwise disclosed to Florida Municipal Income;

(e) Fidelity Municipal Income is not, and the execution, delivery, and performance of this Agreement will not result, in a violation of any provision of its Amended and Restated Declaration of Trust or By-laws, or, to the knowledge of Fidelity Municipal Income, of any agreement, indenture, instrument, contract, lease, or other undertaking to which Fidelity Municipal Income is a party or by which Fidelity Municipal Income is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which Fidelity Municipal Income is a party or is bound;

(f) The Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, Financial Highlights, and the Schedule of Investments (including market values) of Fidelity Municipal Income at December 31, 2006, have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, and have been furnished to Florida Municipal Income. Said Statement of Assets and Liabilities and Schedule of Investments fairly present its financial position as of such date and said Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights fairly reflect its results of operations, changes in financial position, and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles consistently applied;

(g) Fidelity Municipal Income has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of December 31, 2006 and those incurred in the ordinary course of Fidelity Municipal Income's business as an investment company since December 31, 2006;

(h) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Fidelity Municipal Income of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and state securities or blue sky laws (which term as used herein shall include the District of Columbia and Puerto Rico);

(i) Fidelity Municipal Income has filed or will file all federal and state tax returns which, to the knowledge of Fidelity Municipal Income's officers, are required to be filed by Fidelity Municipal Income and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of Fidelity Municipal Income's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(j) Fidelity Municipal Income has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for all prior taxable years and intends to meet such requirements for its current taxable year ending on December 31, 2007;

(k) As of the Closing Date, the shares of beneficial interest of Fidelity Municipal Income to be issued to Florida Municipal Income will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and nonassessable (except as disclosed in the Fund's Statement of Additional Information) by Fidelity Municipal Income, and no shareholder of Fidelity Municipal Income will have any preemptive right of subscription or purchase in respect thereof;

(l) The execution, delivery, and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary corporate action on the part of Fidelity Municipal Income, and this Agreement constitutes a valid and binding obligation of Fidelity Municipal Income enforceable in accordance with its terms, subject to approval by the shareholders of Florida Municipal Income;

(m) The Registration Statement and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to Fidelity Municipal Income, (i) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act, and the rules and regulations thereunder, and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 and on the Closing Date, the Prospectus, as amended or supplemented, insofar as it relates to Fidelity Municipal Income, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(n) The issuance of the Fidelity Municipal Income Shares pursuant to this Agreement will be in compliance with all applicable federal securities laws; and

(o) All of the issued and outstanding shares of beneficial interest of Fidelity Municipal Income have been offered for sale and sold in conformity with the federal securities laws.

3. REORGANIZATION.

(a) Subject to the requisite approval of the shareholders of Florida Municipal Income and to the other terms and conditions contained herein, Florida Municipal Income agrees to assign, sell, convey, transfer, and deliver to Fidelity Municipal Income as of the Closing Date all of the assets of Florida Municipal Income of every kind and nature existing on the Closing Date. Fidelity Municipal Income agrees in exchange therefor: (i) to assume all of Florida Municipal Income's liabilities existing on or after the Closing Date, whether or not determinable on the Closing Date, and (ii) to issue and deliver to Florida Municipal Income the number of full and fractional shares of Fidelity Municipal Income having an aggregate net asset value equal to the value of the assets of Florida Municipal Income transferred hereunder, less the value of the liabilities of Florida Municipal Income, determined as provided for under Section 4.

(b) The assets of Florida Municipal Income to be acquired by Fidelity Municipal Income shall include, without limitation, all cash, cash equivalents, securities, commodities and futures interests, receivables (including interest or dividends receivables), claims, choses in action, and other property owned by Florida Municipal Income, and any deferred or prepaid expenses shown as an asset on the books of Florida Municipal Income on the Closing Date. Florida Municipal Income will pay or cause to be paid to Fidelity Municipal Income any dividend or interest payments received by it on or after the Closing Date with respect to the assets transferred to Fidelity Municipal Income hereunder, and Fidelity Municipal Income will retain any dividend or interest payments received by it after the Valuation Time with respect to the assets transferred hereunder without regard to the payment date thereof.

(c) The liabilities of Florida Municipal Income to be assumed by Fidelity Municipal Income shall include (except as otherwise provided for herein) all of Florida Municipal Income's liabilities, debts, obligations, and duties, of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable on the Closing Date, and whether or not specifically referred to in this Agreement. Notwithstanding the foregoing, Florida Municipal Income agrees to use its best efforts to discharge all of its known liabilities prior to the Closing Date, other than liabilities incurred in the ordinary course of business.

(d) Pursuant to this Agreement, as soon after the Closing Date as is conveniently practicable, Florida Municipal Income will constructively distribute pro rata to its shareholders of record, determined as of the Valuation Time on the Closing Date, the Fidelity Municipal Income Shares in exchange for such shareholders' shares of beneficial interest in Florida Municipal Income and Florida Municipal Income will be liquidated in accordance with Florida Municipal Income's Amended and Restated Declaration of Trust. Such distribution shall be accomplished by the Funds' transfer agent (or sub-transfer agent) opening accounts on Fidelity Municipal Income's share transfer books in the names of the Florida Municipal Income shareholders and transferring the Fidelity Municipal Income Shares thereto. Each Florida Municipal Income shareholder's account shall be credited with the respective pro rata number of full and fractional Fidelity Municipal Income Shares due that shareholder. All outstanding Florida Municipal Income shares, including any represented by certificates, shall simultaneously be canceled on Florida Municipal Income's share transfer records. Fidelity Municipal Income shall not issue certificates representing the Fidelity Municipal Income Shares in connection with the Reorganization.

(e) Any reporting responsibility of Florida Municipal Income is and shall remain its responsibility up to and including the date on which it is terminated.

(f) Any transfer taxes payable upon issuance of the Fidelity Municipal Income Shares in a name other than that of the registered holder on Florida Municipal Income's books of the Florida Municipal Income shares constructively exchanged for the Fidelity Municipal Income Shares shall be paid by the person to whom such Fidelity Municipal Income Shares are to be issued, as a condition of such transfer.

4. VALUATION.

(a) The Valuation Time shall be as of the close of business of the New York Stock Exchange on the Closing Date, or such other date as may be mutually agreed upon in writing by the parties hereto (the Valuation Time).

(b) As of the Closing Date, Fidelity Municipal Income will deliver to Florida Municipal Income the number of Fidelity Municipal Income Shares having an aggregate net asset value equal to the value of the assets of Florida Municipal Income transferred hereunder less the liabilities of Florida Municipal Income, determined as provided in this Section 4.

(c) The net asset value per share of the Fidelity Municipal Income Shares to be delivered to Florida Municipal Income, the value of the assets of Florida Municipal Income transferred hereunder, and the value of the liabilities of Florida Municipal Income to be assumed hereunder shall in each case be determined as of the Valuation Time.

(d) The net asset value per share of the Fidelity Municipal Income Shares shall be computed in the manner set forth in the then-current Fidelity Municipal Income Prospectus and Statement of Additional Information, and the value of the assets and liabilities of Florida Municipal Income shall be computed in the manner set forth in the then-current Florida Municipal Income Prospectus and Statement of Additional Information.

(e) All computations pursuant to this Section shall be made by or under the direction of Fidelity Service Company, Inc., a wholly-owned subsidiary of FMR Corp., in accordance with its regular practice as pricing agent for Florida Municipal Income and Fidelity Municipal Income.

5. FEES; EXPENSES.

(a) Florida Municipal Income shall be responsible for all expenses, fees and other charges in connection with the transactions contemplated by this Agreement, provided that they do not exceed the fund's 0.55% expense cap, in effect since February 1, 2005. Expenses exceeding the fund's expense cap will be paid by FMR (but not including costs incurred in connection with the purchase or sale of portfolio securities). Any expenses incurred in connection with the transactions contemplated by this Agreement which may be attributable to Fidelity Municipal Income will be borne by Fidelity Municipal Income.

(b) Each of Fidelity Municipal Income and Florida Municipal Income represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

6. CLOSING DATE.

(a) The Reorganization, together with related acts necessary to consummate the same (the Closing), unless otherwise provided herein, shall occur at the principal office of the Trusts, 82 Devonshire Street, Boston, Massachusetts, as of the Valuation Time on October 26, 2007, or at some other time, date, and place agreed to by Florida Municipal Income and Fidelity Municipal Income (the Closing Date).

(b) In the event that on the Closing Date: (i) any of the markets for securities held by the Funds is closed to trading, or (ii) trading thereon is restricted, or (iii) trading or the reporting of trading on said market or elsewhere is disrupted, all so that accurate appraisal of the total net asset value of Florida Municipal Income and the net asset value per share of Fidelity Municipal Income is impracticable, the Valuation Time and the Closing Date shall be postponed until the first business day after the day when such trading shall have been fully resumed and such reporting shall have been restored, or such other date as the parties may agree.

7. SHAREHOLDER MEETING AND TERMINATION OF FLORIDA MUNICIPAL INCOME.

(a) Florida Municipal Income agrees to call a meeting of its shareholders after the effective date of the Registration Statement, to consider transferring its assets to Fidelity Municipal Income as herein provided, adopting this Agreement, and authorizing the liquidation of Florida Municipal Income.

(b) Florida Municipal Income agrees that as soon as reasonably practicable after distribution of the Fidelity Municipal Income Shares, Florida Municipal Income shall be terminated as a series of Fidelity Court Street Trust pursuant to its Amended and Restated Declaration of Trust, any further actions shall be taken in connection therewith as required by applicable law, and on and after the Closing Date Florida Municipal Income shall not conduct any business except in connection with its liquidation and termination.

8. CONDITIONS TO OBLIGATIONS OF FIDELITY MUNICIPAL INCOME.

(a) That Florida Municipal Income furnishes to Fidelity Municipal Income a statement, dated as of the Closing Date, signed by an authorized officer of Fidelity Court Street Trust, certifying that as of the Valuation Time and the Closing Date all representations and warranties of Florida Municipal Income made in this Agreement are true and correct in all material respects and that Florida Municipal Income has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates;

(b) That Florida Municipal Income furnishes Fidelity Municipal Income with copies of the resolutions, certified by an authorized officer of Fidelity Court Street Trust, evidencing the adoption of this Agreement and the approval of the transactions contemplated herein by the requisite vote of the holders of the outstanding shares of beneficial interest of Florida Municipal Income;

(c) That, on or prior to the Closing Date, Florida Municipal Income will declare one or more dividends or distributions which, together with all previous such dividends or distributions attributable to its current taxable year, shall have the effect of distributing to the shareholders of Florida Municipal Income substantially all of Florida Municipal Income's investment company taxable income and all of its net realized capital gain, if any, as of the Closing Date;

(d) That Florida Municipal Income shall deliver to Fidelity Municipal Income at the Closing a statement of its assets and liabilities, together with a list of its portfolio securities showing each such security's adjusted tax basis and holding period by lot, with values determined as provided in Section 4 of this Agreement, all as of the Valuation Time, certified on Florida Municipal Income's behalf by its Treasurer or Assistant Treasurer;

(e) That Florida Municipal Income's custodian shall deliver to Fidelity Municipal Income a certificate identifying the assets of Florida Municipal Income held by such custodian as of the Valuation Time on the Closing Date and stating that as of the Valuation Time: (i) the assets held by the custodian will be transferred to Fidelity Municipal Income; (ii) Florida Municipal Income's assets have been duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof; and (iii) to the best of the custodian's knowledge, all necessary taxes in conjunction with the delivery of the assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made;

(f) That Florida Municipal Income's transfer agent (or sub-transfer agent) shall deliver to Fidelity Municipal Income at the Closing a certificate setting forth the number of shares of Florida Municipal Income outstanding as of the Valuation Time and the name and address of each holder of record of any such shares and the number of shares held of record by each such shareholder;

(g) That Florida Municipal Income calls a meeting of its shareholders to be held after the effective date of the Registration Statement, to consider transferring its assets to Fidelity Municipal Income as herein provided, adopting this Agreement, and authorizing the liquidation and termination of Florida Municipal Income;

(h) That Florida Municipal Income delivers to Fidelity Municipal Income a certificate of an authorized officer of Fidelity Court Street Trust, dated as of the Closing Date, that there has been no material adverse change in Florida Municipal Income's financial position since November 30, 2006, other than changes in the market value of its portfolio securities, or changes due to net redemptions of its shares, dividends paid, or losses from operations; and

(i) That all of the issued and outstanding shares of beneficial interest of Florida Municipal Income shall have been offered for sale and sold in conformity with all applicable state securities laws and, to the extent that any audit of the records of Florida Municipal Income or its transfer agent (or sub-transfer agent) by Fidelity Municipal Income or its agents shall have revealed otherwise, Florida Municipal Income shall have taken all actions that in the opinion of Fidelity Municipal Income are necessary to remedy any prior failure on the part of Florida Municipal Income to have offered for sale and sold such shares in conformity with such laws.

9. CONDITIONS TO OBLIGATIONS OF FLORIDA MUNICIPAL INCOME.

(a) That Fidelity Municipal Income shall have executed and delivered to Florida Municipal Income an Assumption of Liabilities, certified by an authorized officer of Fidelity Municipal Trust, dated as of the Closing Date pursuant to which Fidelity Municipal Income will assume all of the liabilities of Florida Municipal Income existing at the Valuation Time in connection with the transactions contemplated by this Agreement;

(b) That Fidelity Municipal Income furnishes to Florida Municipal Income a statement, dated as of the Closing Date, signed by an authorized officer of Fidelity Municipal Trust, certifying that as of the Valuation Time and the Closing Date all representations and warranties of Fidelity Municipal Income made in this Agreement are true and correct in all material respects, and Fidelity Municipal Income has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates; and

(c) That Florida Municipal Income shall have received an opinion of Dechert LLP, counsel to Florida Municipal Income and Fidelity Municipal Income, to the effect that the Fidelity Municipal Income Shares are duly authorized and upon delivery to Florida Municipal Income as provided in this Agreement will be validly issued and will be fully paid and nonassessable by Fidelity Municipal Income (except as disclosed in Fidelity Municipal Income's Statement of Additional Information) and no shareholder of Fidelity Municipal Income has any preemptive right of subscription or purchase in respect thereof.

10. CONDITIONS TO OBLIGATIONS OF FIDELITY MUNICIPAL INCOME AND FLORIDA MUNICIPAL INCOME.

(a) That this Agreement shall have been adopted and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of beneficial interest of Florida Municipal Income;

(b) That all consents of other parties and all other consents, orders, and permits of federal, state, and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities, which term as used herein shall include the District of Columbia and Puerto Rico, and including "no action" positions of such federal or state authorities) deemed necessary by Fidelity Municipal Income or Florida Municipal Income to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of Fidelity Municipal Income or Florida Municipal Income, provided that either party hereto may for itself waive any of such conditions;

(c) That all proceedings taken by either Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to it and its counsel, Dechert LLP;

(d) That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement;

(e) That the Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Fidelity Municipal Income and Florida Municipal Income, threatened by the Commission; and

(f) That Fidelity Municipal Income and Florida Municipal Income shall have received an opinion of Dechert LLP satisfactory to Fidelity Municipal Income and Florida Municipal Income that for federal income tax purposes:

(i) The Reorganization will constitute a tax-free reorganization under Section 368(a) of the Code;

(ii) Florida Municipal Income will recognize no gain or loss upon the transfer of substantially all of its assets to Fidelity Municipal Income in exchange solely for Fidelity Municipal Income shares and the assumption by Fidelity Municipal Income of all liabilities of Florida Municipal Income, except that Florida Municipal Income may be required to recognize gain or loss with respect to contracts described in Section 1256(b) of the Code or stock in a passive foreign investment company, as defined in Section 1297(a) of the Code;

(iii) Florida Municipal Income will recognize no gain or loss upon the distribution to its shareholders of the Fidelity Municipal Income shares received by Florida Municipal Income in the Reorganization;

(iv) Fidelity Municipal Income will recognize no gain or loss upon the receipt of the assets of Florida Municipal Income in exchange solely for Fidelity Municipal Income shares and the assumption of all liabilities of Florida Municipal Income;

(v) The adjusted basis to Fidelity Municipal Income of the assets of Florida Municipal Income received by Fidelity Municipal Income in the Reorganization will be the same as the adjusted basis of those assets in the hands of Florida Municipal Income immediately before the exchange;

(vi) Fidelity Municipal Income's holding periods with respect to the assets of Florida Municipal Income that Fidelity Municipal Income acquires in the Reorganization will include the respective periods for which those assets were held by Florida Municipal Income (except where investment activities of Fidelity Municipal Income have the effect of reducing or eliminating a holding period with respect to an asset);

(vii) The Florida Municipal Income shareholders will recognize no gain or loss upon receiving Fidelity Municipal Income shares in exchange solely for Florida Municipal Income shares;

(viii) The aggregate basis of the Fidelity Municipal Income shares received by a Florida Municipal Income shareholder in the Reorganization will be the same as the aggregate basis of the Florida Municipal Income shares surrendered by the Florida Municipal Income shareholder in exchange therefor; and

(ix) A Florida Municipal Income shareholder's holding period for the Fidelity Municipal Income shares received by the Florida Municipal Income shareholder in the Reorganization will include the holding period during which the Florida Municipal Income shareholder held Florida Municipal Income shares surrendered in exchange therefor, provided that the Florida Municipal Income shareholder held such shares as a capital asset on the date of the Reorganization.

Notwithstanding anything herein to the contrary, neither Florida Municipal Income nor Fidelity Municipal Income may waive the conditions set forth in this subsection 10(f).

11. COVENANTS OF FIDELITY MUNICIPAL INCOME AND FLORIDA MUNICIPAL INCOME.

(a) Fidelity Municipal Income and Florida Municipal Income each covenants to operate its respective business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the payment of customary dividends and distributions;

(b) Florida Municipal Income covenants that it is not acquiring the Fidelity Municipal Income Shares for the purpose of making any distribution other than in accordance with the terms of this Agreement;

(c) Florida Municipal Income covenants that it will assist Fidelity Municipal Income in obtaining such information as Fidelity Municipal Income reasonably requests concerning the beneficial ownership of Florida Municipal Income's shares; and

(d) Florida Municipal Income covenants that its liquidation and termination will be effected in the manner provided in its Amended and Restated Declaration of Trust in accordance with applicable law, and after the Closing Date, Florida Municipal Income will not conduct any business except in connection with its liquidation and termination.

12. TERMINATION; WAIVER.

Fidelity Municipal Income and Florida Municipal Income may terminate this Agreement by mutual agreement. In addition, either Fidelity Municipal Income or Florida Municipal Income may at its option terminate this Agreement at or prior to the Closing Date because:

(i) of a material breach by the other of any representation, warranty, or agreement contained herein to be performed at or prior to the Closing Date; or

(ii) a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

In the event of any such termination, there shall be no liability for damages on the part of Florida Municipal Income or Fidelity Municipal Income, or their respective Trustees or officers.

13. SOLE AGREEMENT; AMENDMENTS; WAIVERS; SURVIVAL OF WARRANTIES.

(a) This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

(b) This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the respective President, any Vice President, or Treasurer of Fidelity Municipal Income or Florida Municipal Income; provided, however, that following the shareholders' meeting called by Florida Municipal Income pursuant to Section 7 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Fidelity Municipal Income Shares to be paid to Florida Municipal Income shareholders under this Agreement to the detriment of such shareholders without their further approval.

(c) Either Fund may waive any condition to its obligations hereunder, provided that such waiver does not have any material adverse effect on the interests of such Fund's shareholders.

The representations, warranties, and covenants contained in the Agreement, or in any document delivered pursuant hereto or in connection herewith, shall survive the consummation of the transactions contemplated hereunder.

14. DECLARATIONS OF TRUST.

A copy of each Fund's Amended and Restated Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Fund as trustees and not individually and that the obligations of each Fund under this instrument are not binding upon any of such Fund's Trustees, officers, or shareholders individually but are binding only upon the assets and property of such Fund. Each Fund agrees that its obligations hereunder apply only to such Fund and not to its shareholders individually or to the Trustees of such Fund.

15. ASSIGNMENT.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by an appropriate officer.

FIDELITY COURT STREET TRUST:
on behalf of Fidelity Florida Municipal Income Fund

/s/ Kimberley H. Monasterio

Kimberley H. Monasterio
Treasurer

FIDELITY MUNICIPAL TRUST:
on behalf of Fidelity Municipal Income Fund

/s/ Kimberley H. Monasterio

Kimberley H. Monasterio
Treasurer

FMR hereby agrees to assume the expenses provided for in accordance with Section 5 of this Agreement.

ACCEPTED AND AGREED:
FIDELITY MANAGEMENT & RESEARCH COMPANY

/s/ JS Wynant

JS Wynant
Vice President